Evergreen VA Capital Growth Fund: Semiannual Report as of June 30, 2003

table of contents

1	LETTER TO SHAREHOLDERS
2	FUND AT A GLANCE
4	FINANCIAL HIGHLIGHTS
6	SCHEDULE OF INVESTMENTS
9	STATEMENT OF ASSETS AND LIABILITIES
10	STATEMENT OF OPERATIONS
11	STATEMENTS OF CHANGES IN NET ASSETS
12	NOTES TO FINANCIAL STATEMENTS
16	TRUSTEES AND OFFICERS

This semiannual report must be preceded or accompanied by a prospectus of the Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:
NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment
Management Company, LLC. Copyright 2003.

LETTER TO SHAREHOLDERS

August 2003

Dennis H. Ferro President and Chief Investment Officer

We are pleased to provide the semiannual report for Evergreen VA Capital Growth Fund, which covers the six-month period ended June 30, 2003.

Market analysis

After three down years in equities, investors entered 2003 with great anticipation. Economic fundamentals, led by low interest rates and mild inflation, were steadily improving and corporate profitability had strengthened in recent periods. As a result of this optimism, equities rose by more than five percent in the first two weeks of the new-year. These gains, however, were quickly erased as the uncertain geopolitical environment overwhelmed improving investor confidence. Money flowed from equities into bonds, as fears of war also led to a surge in the prices for oil and gold, and the dollar lost ground against other major currencies.

As negotiations for a diplomatic resolution to the Iraq crisis unraveled at the United Nations, the major equity indices approached their October 2002 lows. Once it became apparent that war was inevitable, however, equities began to recover. Apparently, the uncertainty of war was worse for the market than actual war itself. This clarification on the geopolitical front combined with better than expected first quarter profits to propel stocks higher. These gains were not limited to domestic equities, though, as international stocks rose on optimism for a coordinated global recovery.

The gains in equities during the first half of the year were broad based. Large, small, and mid-cap indexes all registered impressive gains. Value stocks outperformed growth, and despite sluggish growth, international equities rebounded dramatically, likely encouraged by the confidence instilled from strengthening currencies. Underscoring the depth of the rally, all ten sectors of the S&P 500 Index finished the period in positive territory thus far in 2003.

Visit us on the Web

Please visit our Web site, EvergreenInvestments.com, for more information about our funds and other investment products available to you. You may also access our online quarterly shareholder newsletter, Evergreen Events, through the "About Evergreen Investments" menu tab. Thank you for your continued support of Evergreen Investments.

Sincerely,

Dennis H. Ferro
President and Chief Investment Officer
Evergreen Investment Management Company, LLC

FUND AT A GLANCE

as of June 30, 2003

MANAGEMENT TEAM

Pilgrim Baxter Value Team

PERFORMANCE AND RETURNS1

Portfolio inception date: 3/3/1998

	Class 1	Class 2
Class inception date	3/3/1998	8/1/2001

6-month return	4.52%	4.55%

Average annual return

1 year	-9.04%	-9.08%

5 year	-1.21%	-1.24%

Since portfolio inception	-0.76%	-0.80%

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen VA Capital Growth Fund Class 1 shares,1 versus a similar investment in the Russell 1000 Value Index (Russell 1000 Value), the Standard & Poor's 500 Index (S&P 500) and the Consumer Price Index (CPI).

The Russell 1000 Value and the S&P 500 are unmanaged market indexes and do not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

This space left intentionally blank

1 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors' shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Class 2 prior to its inception is based on the performance of Class 1, the original class offered. The historical returns for Class 2 have not been adjusted to reflect the effect of the class' 12b-1 fee. Class 2 pays a 12b-1 fee of 0.25%. Class 1 does not pay a 12b-1 fee. If these fees had been reflected, returns for Class 2 would have been lower. The advisor is waiving a portion of its advisory fee and reimbursing a portion of the 12b-1 fee for Class 2. Had the fees not been waived or reimbursed, returns would have been lower.

The fund's investment objective is nonfundamental and may be changed without the vote of the fund's shareholders.

Value-based investments are subject to the risk that the broad market may not recognize their intrinsic value.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of June 30, 2003, and subject to change.

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	Six Months Ended
	June 30, 2003	Year Ended December 31
CLASS 1[1]	(unaudited)	2002	2001	2000[2]	1999[2]	1998[2,3]

Net asset value, beginning of period	$ 10.80	$ 14.04	$ 16.43	$ 14.42	$ 13.58	$ 12.50

Income from investment operations
Net investment income	0.07	0.16	0.03	0.10	0.01	0.03
Net realized and unrealized gains or losses on securities	0.40	(3.30)	(2.16)	2.37	0.87	1.05
Total from investment operations	0.47	(3.14)	(2.13)	2.47	0.88	1.08

Distributions to shareholders from
Net investment income	(0.14)	(0.05)	(0.08)	(0.01)	(0.02)	0
Net realized gains	0	(0.05)	(0.18)	(0.45)	(0.02)	0
Total distributions to shareholders	(0.14)	(0.10)	(0.26)	(0.46)	(0.04)	0

Net asset value, end of period	$ 11.13	$ 10.80	$ 14.04	$ 16.43	$ 14.42	$ 13.58

Total return[4]	4.52%	(22.51%)	(12.95%)	17.69%	6.50%	8.64%

Ratios and supplemental data
Net assets, end of period (thousands)	$ 39,534	$ 38,961	$ 49,900	$ 36,975	$ 28,377	$ 20,142
Ratios to average net assets
Expenses[5]	1.02%[6]	1.02%	1.04%	1.03%	1.18%	1.05%[6]
Net investment income	1.40%[6]	1.24%	0.42%	0.73%	0.06%	0.50%[6]
Portfolio turnover rate	141%	401%	150%	79%	87%	54%

1 Effective at the close of business on July 24, 2002, Class I shares of the Fund were renamed Class 1 shares.
2 Effective February 1, 2000, shareholders of Mentor VIP Capital Growth Portfolio became owners of that number of full and fractional shares of Evergreen VA Capital Growth Fund. As Mentor VIP Capital Growth Portfolio contributed the majority of assets and shareholders to Evergreen VA Capital Growth Fund, its accounting and performance history has been carried forward.
3 For the period from March 3, 1998 (commencement of class operations), to December 31, 1998.
4 Total return does not reflect charges attributable to your insurance company's separate account.
5 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
6 Annualized
See Notes to Financial Statements

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	Six Months Ended
	June 30, 2003	Year Ended December 31,
CLASS 2[1]	(unaudited)	2002	2001[2]

Net asset value, beginning of period	$ 10.80	$ 14.03	$ 15.08

Income from investment operations
Net investment income	0.05	0.12	0
Net realized and unrealized gains or losses on securities	0.43	(3.28)	(1.05)
Total from investment operations	0.48	(3.16)	(1.05)

Distributions to shareholders from
Net investment income	(0.13)	(0.02)	0
Net realized gains	0	(0.05)	0
Total distributions to shareholders	(0.13)	(0.07)	0

Net asset value, end of period	$ 11.15	$ 10.80	$ 14.03

Total return[3]	4.55%	(22.62%)	(6.96%)

Ratios and supplemental data
Net assets, end of period (thousands)	$ 15,017	$ 10,146	$ 2,679
Ratios to average net assets
Expenses[4]	1.16%[5]	1.14%	1.19%[5]
Net investment income	1.29%[5]	1.50%	0.14%[5]
Portfolio turnover rate	141%	401%	150%

1 Effective at the close of business on July 12, 2002, Class L shares of the Fund were renamed Class 2 shares.
2 For the period from August 1, 2001 (commencement of class operations), to December 31, 2001.
3 Total return does not reflect charges attributable to your insurance company's separate account.
4 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
5 Annualized
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS 96.3%
CONSUMER DISCRETIONARY 7.2%
Hotels, Restaurants & Leisure 4.4%
McDonald's Corp.	57,800	$ 1,275,068
Starbucks Corp. *	46,800	1,147,536
2,422,604
Specialty Retail 2.8%
Lowe's Companies, Inc.	35,300	1,516,135
CONSUMER STAPLES 14.2%
Food & Staples Retailing 3.0%
Costco Wholesale Corp. *	44,500	1,628,700
Food Products 11.2%
ConAgra, Inc.	79,200	1,869,120
H.J. Heinz Co.	45,100	1,487,398
Kraft Foods, Inc., Class A	40,000	1,302,000
Sara Lee Corp.	77,100	1,450,251
6,108,769
ENERGY 10.6%
Oil & Gas 10.6%
Anadarko Petroleum Corp.	25,000	1,111,750
ChevronTexaco Corp.	25,800	1,862,760
ConocoPhillips	32,300	1,770,040
Royal Dutch Petroleum Co.	22,300	1,039,626
5,784,176
FINANCIALS 20.5%
Commercial Banks 8.9%
Comerica, Inc.	24,900	1,157,850
FleetBoston Financial Corp.	27,500	817,025
KeyCorp	63,900	1,614,753
PNC Financial Services Group	26,300	1,283,703
4,873,331
Insurance 2.9%
Prudential Financial, Inc. *	46,800	1,574,820
Thrifts & Mortgage Finance 8.7%
Fannie Mae	31,000	2,090,640
Freddie Mac	51,800	2,629,886
4,720,526
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
HEALTH CARE 26.3%
Health Care Equipment & Supplies 3.3%
Baxter International, Inc.	70,000	$ 1,820,000
Health Care Providers & Services 5.4%
HCA-The Healthcare Corp.	50,000	1,602,000
Tenet Healthcare Corp.	116,300	1,354,895
2,956,895
Pharmaceuticals 17.6%
Abbott Laboratories, Inc.	24,300	1,063,368
Bristol-Myers Squibb Co.	45,000	1,221,750
Merck & Co., Inc.	30,100	1,822,555
Pfizer, Inc.	66,400	2,267,560
Schering-Plough Corp.	60,000	1,116,000
Wyeth	45,700	2,081,635
9,572,868
INDUSTRIALS 5.1%
Aerospace & Defense 4.0%
General Dynamics Corp.	7,300	529,250
Lockheed Martin Corp.	35,000	1,664,950
2,194,200
Road & Rail 1.1%
Burlington Northern Santa Fe Corp.	20,500	583,020
INFORMATION TECHNOLOGY 8.7%
IT Services 5.6%
Automatic Data Processing, Inc.	47,800	1,618,508
First Data Corp.	35,000	1,450,400
3,068,908
Software 3.1%
Microsoft Corp.	67,000	1,715,870
MATERIALS 2.1%
Paper & Forest Products 2.1%
Weyerhaeuser Co.	21,200	1,144,800
UTILITIES 1.6%
Electric Utilities 1.6%
Consolidated Edison, Inc.	20,000	865,600
Total Common Stocks		52,551,222
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

SHORT-TERM INVESTMENTS 3.6%
MUTUAL FUND SHARES 3.6%
Evergreen Institutional Money Market Fund (o)	1,955,833	$ 1,955,833
Total Investments (cost $52,438,281) 99.9%		54,507,055
Other Assets and Liabilities 0.1%		43,694
Net Assets 100.0%		$ 54,550,749

*	Non-income producing security
(o)	Evergreen Investment Management Company, LLC is the investment advisor to both the Fund and the money market fund.
See Notes to Financial Statements

STATEMENT OF ASSETS AND LIABILITIES

June 30, 2003 (unaudited)

Assets
Identified cost of securities	$ 52,438,281
Net unrealized gains on securities	2,068,774

Market value of securities	54,507,055
Dividends receivable	93,692

Total assets	54,600,747

Liabilities
Advisory fee payable	33,493
Due to other related parties	149
Accrued expenses and other liabilities	16,356

Total liabilities	49,998

Net assets	$ 54,550,749

Net assets represented by
Paid-in capital	$ 65,689,128
Undistributed net investment income	336,260
Accumulated net realized losses on securities	(13,543,413)
Net unrealized gains on securities	2,068,774

Total net assets	$ 54,550,749

Net assets consists of
Class 1	39,534,176
Class 2	15,016,573

Total net assets	$ 54,550,749

Shares outstanding
Class 1	3,550,482
Class 2	1,347,202

Net asset value per share
Class 1	$ 11.13
Class 2	$ 11.15

See Notes to Financial Statements

STATEMENT OF OPERATIONS

Six Months Ended June 30, 2003 (unaudited)

Investment income
Dividends (net of foreign withholding taxes of $3,685)	$ 588,371

Expenses
Advisory fee	195,760
Distribution Plan expenses	14,678
Administrative services fee	24,470
Transfer agent fees	2,174
Trustees' fees and expenses	490
Printing and postage expenses	18,788
Custodian fees	7,041
Professional fees	8,601
Organization expenses	269
Other	502

Total expenses	272,773
Less: Expense reductions	(5,045)
Fee waivers and expense reimbursements	(15,714)

Net expenses	252,014

Net investment income	336,357

Net realized and unrealized gains or losses on securities
Net realized gains on securities	58,244
Net change in unrealized gains or losses on securities	2,011,512

Net realized and unrealized gains or losses on securities	2,069,756

Net increase in net assets resulting from operations	$ 2,406,113

See Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	Six Months Ended
	June 30, 2003		Year Ended
	(unaudited)		December 31, 2002

Operations
Net investment income		$ 336,357		$ 649,370
Net realized gains or losses on securities		58,244		(13,172,623)
Net change in unrealized gains or losses on securities		2,011,512		(934,961)

Net increase (decrease) in net assets resulting from operations		2,406,113		(13,458,214)

Distributions to shareholders from
Net investment income
Class 1 *		(507,540)		(176,140)
Class 2 *		(139,743)		(6,194)
Net realized gains
Class 1 *		0		(197,038)
Class 2 *		0		(17,582)

Total distributions to shareholders		(647,283)		(396,954)

	Shares		Shares
Capital share transactions
Proceeds from shares sold
Class 1 *	190,872	2,000,660	762,202	9,483,406
Class 2 *	445,804	4,728,700	817,118	9,817,558

		6,729,360		19,300,964

Net asset value of shares issued in reinvestment of distributions
Class 1 *	50,301	507,540	27,299	373,179
Class 2 *	13,836	139,743	1,737	23,775

		647,283		396,954

Payment for shares redeemed
Class 1 *	(298,670)	(3,140,202)	(735,690)	(8,502,429)
Class 2 *	(51,811)	(551,746)	(70,428)	(812,081)

		(3,691,948)		(9,314,510)

Net increase in net assets resulting from capital share transactions		3,684,695		10,383,408

Total increase (decrease) in net assets		5,443,525		(3,471,760)
Net assets
Beginning of period		49,107,224		52,578,984

End of period		$ 54,550,749		$ 49,107,224

Undistributed net investment income		$ 336,260		$ 647,186

* Effective at the close of business on July 12, 2002, Class L shares of the Fund were renamed Class 2 shares and effective at the close of business on July 24, 2002, Class I shares of the Fund were renamed Class 1 shares.
See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS (unaudited)

1. ORGANIZATION

Evergreen VA Capital Growth Fund (the "Fund") is a diversified series of Evergreen Variable Annuity Trust (the "Trust"), a Delaware statutory trust organized on December 23, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). Shares of the Fund may only be purchased by insurance companies for the purpose of funding variable annuity contracts or variable life insurance policies.

The Fund offers Class 1 and Class 2 shares at net asset value without a front-end sales charge or contingent deferred sales charge; however, Class 2 shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles in the United States of America, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

a. Valuation of investments

Listed equity securities are usually valued at the last sales price or official closing price on the national securities exchange where the securities are principally traded.

Foreign securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded. If there has been no sale, the securities are valued at the mean between bid and asked prices.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

b. Foreign currency translation

All assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Fund does not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses on securities.

c. Security transactions and investment income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

d. Federal taxes

The Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

e. Distributions

Distributions to shareholders from net investment income and net realized gains, if any, are recorded on the ex-dividend date. Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

f. Class allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

g. Organization expenses

As of June 30, 2003, all organization expenses have been fully amortized.

3. ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC ("EIMC"), an indirect, wholly-owned subsidiary of Wachovia Corporation ("Wachovia"), is the investment advisor to the Fund and is paid an annual fee of 0.80% of the Fund's average daily net assets.

Pilgrim Baxter Associates, Ltd. is the investment sub-advisor to the Fund and is paid by EIMC for its services to the Fund.

From time to time, EIMC may voluntarily or contractually waive its fees and/or reimburse expenses in order to limit operating expenses. For any fee waivers and/or reimbursements made after January 1, 2003, EIMC may recoup any amounts waived and/or reimbursed up to a period of three years following the end of the fiscal year in which the fee waivers and/or reimbursements were made. Total amounts subject to recoupment as of June 30, 2003 were $15,714.

During the six months ended June 30, 2003, EIMC waived its fees in the amount of $8,919 and reimbursed expenses relating to Class 2 shares in the amount of $6,795 which represents 0.04% of the Fund's average daily net assets and 0.12% of the average daily net assets of Class 2 shares, respectively, on an annualized basis.

Evergreen Investment Services, Inc. ("EIS"), an indirect, wholly-owned subsidiary of Wachovia, is the administrator to the Fund. As administrator, EIS provides the Fund with facilities, equipment and personnel and is paid an annual administrative fee of 0.10% of the Fund's average daily net assets.

Evergreen Service Company, LLC ("ESC"), an indirect, wholly-owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Fund. ESC receives account fees that vary based on the type of account held by the shareholders in the Fund.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

The Fund has placed a portion of its portfolio transactions with brokerage firms that are affiliates of Wachovia. During the six months ended June 30, 2003, the Fund paid brokerage commissions of $16,045 to Wachovia Securities, LLC.

4. DISTRIBUTION PLAN

Evergreen Distributor, Inc. ("EDI"), a wholly-owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Fund.

The Fund has adopted a Distribution Plan, as allowed by Rule 12b-1 of the 1940 Act, for Class 2 shares. Under the Distribution Plan, distribution fees are paid at an annual rate of 0.25% of the average daily net assets for Class 2 shares.

5. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were $71,198,327 and $68,154,794, respectively, for the six months ended June 30, 2003.

On June 30, 2003, the aggregate cost of securities for federal income tax purposes was $52,438,281. The gross unrealized appreciation and depreciation on securities based on tax cost was $3,257,136 and $1,188,362, respectively, with a net unrealized appreciation of $2,068,774.

As of December 31, 2002, the Fund had $13,202,958 in capital loss carryovers for federal income tax purposes due to expire in 2010.

6. INTERFUND LENDING

Pursuant to an Exemptive Order issued by the SEC, the Fund may participate in an interfund lending program with certain funds in the Evergreen fund family. This program allows the Fund to borrow from other participating funds. During the six months ended June 30, 2003, the Fund did not participate in the interfund lending program.

7. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and the Fund's custodian and brokerage/service arrangements with specific brokers, a portion of fund expenses has been reduced. The Fund received expense reductions from expense offset arrangements and brokerage transactions of $97 and $4,948, respectively, which combined represents 0.02% of its average daily net assets (on an annualized basis).

8. DEFERRED TRUSTEES' FEES

Each independent Trustee of the Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees' deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund's Trustees' fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

9. FINANCING AGREEMENT

The Fund and certain other Evergreen funds share in a $150 million unsecured revolving credit commitment for temporary and emergency purposes, including the funding of redemptions, as permitted by each Fund's borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the participating funds are charged an annual commitment fee of 0.09% of the unused balance, which is allocated pro rata. During the six months ended June 30, 2003, the Fund had no borrowings under this agreement.

10. CONCENTRATION OF RISK

The Fund may invest a substantial portion of its assets in an industry or sector and, therefore, may be more affected by changes in that industry or sector than would be a comparable mutual fund that is not heavily weighted in any industry or sector.

TRUSTEES AND OFFICERS

TRUSTEES[1]
Charles A. Austin III Trustee DOB: 10/23/1934 Term of office since: 1991 Other directorships: None	Principal occupations: Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

K. Dun Gifford Trustee DOB: 10/23/1938 Term of office since: 1974 Other directorships: None	Principal occupations: Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Leroy Keith, Jr. Trustee DOB: 2/14/1939 Term of office since: 1983 Other directorships: Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund	Principal occupations: Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Gerald M. McDonnell Trustee DOB: 7/14/1939 Term of office since: 1988 Other directorships: None	Principal occupations: Sales Manager, SMI STEEL Co. -- South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

William Walt Pettit Trustee DOB: 8/26/1955 Term of office since: 1984 Other directorships: None	Principal occupations: Partner and Vice President, Kellam & Pettit, P.A. (law firm); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

David M. Richardson Trustee DOB: 9/19/1941 Term of office since: 1982 Other directorships: None	Principal occupations: President, Richardson, Runden & Company (recruitment business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, NDI Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Russell A. Salton III, MD Trustee DOB: 6/2/1947 Term of office since: 1984 Other directorships: None	Principal occupations: President/CEO, AccessOne MedCard; Former Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Michael S. Scofield Trustee DOB: 2/20/1943 Term of office since: 1984 Other directorships: None	Principal occupations: Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

TRUSTEES AND OFFICERS continued

Richard J. Shima Trustee DOB: 8/11/1939 Term of office since: 1993 Other directorships: None	Principal occupations: Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director, Middlesex Mutual Assurance Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Richard K. Wagoner, CFA[2] Trustee DOB: 12/12/1937 Term of office since: 1999 Other directorships: None	Principal occupations: Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.

OFFICERS
Dennis H. Ferro[3] President DOB: 6/20/1945 Term of office since: 2003	President and Chief Investment Officer, Evergreen Investment Management Company, LLC and Executive Vice President, Wachovia Bank, N.A.

Carol Kosel[4] Treasurer DOB: 12/25/1963 Term of office since: 1999	Senior Vice President, Evergreen Investment Services, Inc. and Treasurer, Vestaur Securities, Inc.

Michael H. Koonce[4] Secretary DOB: 4/20/1960 Term of office since: 2000	Senior Vice President and General Counsel, Evergreen Investment Services, Inc.; Senior Vice President and Assistant General Counsel, Wachovia Corporation; Former Senior Vice President and General Counsel, Colonial Management Associates, Inc.; Former Vice President and Counsel, Colonial Management Associates, Inc.

1 Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office. The address of each Trustee is 200 Berkeley Street, Boston, MA 02116. Each Trustee oversees 112 Evergreen funds.

2 Mr. Wagoner is an "interested person" of the Fund because of his ownership of shares in Wachovia Corporation, the parent to the Fund's investment advisor.

3 The address of the Officer is 401 S. Tryon Street, 20th Floor, Charlotte, NC 28288.

4 The address of the Officer is 200 Berkeley Street, Boston, MA 02116.

Additional information about the Fund's Board of Trustees and Officers can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

Investments that stand the test of time

Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With over $229 billion* in assets under management, we manage diverse investments from institutional portfolios to mutual funds, variable annuities to retirement plans, alternative investments to private accounts. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of June 30, 2003

Visit us online at EvergreenInvestments.com

FOR MORE INFORMATION
Evergreen Express Line 800.346.3858
Evergreen Investor Services 800.343.2898

For the fourth consecutive year, Evergreen Investments has earned the Dalbar Mutual Fund Service Award, which recognizes those firms that exceed industry norms in key service areas. The award symbolizes the achievement of the highest tier of shareholder service within our industry. For 2002, Evergreen Investments was ranked third overall.

566896    8/2003

Evergreen Investments 200 Berkeley Street Boston, MA 02116-5034